AJ. ROBBINS, P.C.
CERIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

November 2, 2009

Untied States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Vista International Technologies, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the Form 8-K, filed on October 29, 2009, of Vista International Technologies, Inc., regarding the recent change of auditors.  We agree with such statement made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, PC

By /s/ AJ. Robbins
AJ. Robbins, CPA